EXHIBIT 23.1

16th July 2026

To Whom It May Concern

LAO Professionals consent to the inclusion of its audit report on the financial statements of Arterior Solutions Corp for the period from inception, June 23, 2025, through April 30, 2026, for inclusion in the Company’s Amendment No. 2 to its Registration Statement on Form S-1 as Exhibit 23.1.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Yours faithfully, For: LAO Professionals

/s/ Lateef Awojobi
Lateef Awojobi, FCA